Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of CoreLogic, Inc. of our report dated February 29, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in the annual report on Form 10-K of CoreLogic, Inc. for the year ended December 31, 2011.

/s/PricewaterhouseCoopers LLP

Orange County, California

April 11, 2012